Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Pangaea Logistics Solutions Ltd. of our report dated April 18 2014 relating to the financial statements of Nordic Bulk Holding ApS, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers
Statsautoriseret Revisionspartnerselskab

Copenhagen, Denmark
February 4, 2015

PricewaterhouseCoopers Statsautoriseret Revisionspartnerselskab, CVR-nr. 33 77 12 31

Strandvejen 44, 2900 Hellerup

T: 3945 3945, F: 3945 3987, www.pwc.dk